                               Registration No.

                         _____________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         _____________________________

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATE DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a trustee pursuant to Section 305 (b) (2) ________

                         _____________________________

                        THE FUJI BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                 New York                        13-2794155
                 (State of incorporation         (I.R.S. employer
                 if not a national bank)         identification no.)

          Two World Trade Center
          New York, New York                               10048
          (Address of principal executive offices)         (Zip Code)

                         _____________________________

                                COMDISCO, INC.
              (Exact name of obligor as specified in its charter)

                                   Delaware
                        (State of other jurisdiction of
                        incorporation or organization)

                                  36-268-7938
                     (I.R.S. employer identification no.)

          6111 North River Road
          Rosemont, Illinois                               60018
          (Address of principal executive offices)         (Zip Code)

                         _____________________________

                                DEBT SECURITIES
                      (Title of the Indenture Securities)

Item 1.   General Information
          -------------------

          Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

          New York Banking Department, Albany, New York.

          Federal Deposit Insurance Corporation, Washington, D.C.

(b)       Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor and Underwriters
          ------------------------------------------

          It the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits
          ----------------

          List below all exhibits filed as part of this statement of eligibility and qualifications.

          Exhibit 1 - Copy of Organization Certificate of the Trustee, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No.33-53005

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No.33-53005

          Exhibit 3 - Copy of authorization of the Trustee to exercise trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No.33-53005

          Exhibit 4 - Copy of existing By-Laws of the Trustee incorporated herein by reference to Exhibit 4 of Form T-1, Registration No.33-53005

          Exhibit 5 - Not applicable

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No.33-53005

          Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of June 30, 1998

          Exhibit 8 - Not applicable

          Exhibit 9 - Not applicable

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Fuji Bank and Trust Company, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of October 1998.


                                        THE FUJI BANK AND TRUST COMPANY


                                        /s/ Sharon Chase Moore
                                        --------------------------------
                                        Sharon Chase Moore
                                        Vice President

Legal Title of Bank:    THE FUJI BANK AND TRUST COMPANY                                               Call Date:  6/30/98  FFIEC 031
Address:                TWO WORLD TRADE CENTER, 79TH - 82ND FL                                                             Page RC-1
City, State  Zip:       NEW YORK, NY 10048-0042                                                             Printed 7/29/98 at 14:48
FDIC Certificate No.:   2 1 8 4 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                             ----------
                                                                                                                C400
                                                                                                  ---------------------
                                                                     Dollar Amounts in Thousands   RCFD Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)....................................   0081         38,044       1.a.
    b. Interest-bearing balances(2).............................................................   0071        128,493       1.b.
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)...............................   1754              0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).............................   1773         12,124       2.b.
 3. Federal funds sold and securities purchased under agreements to resell......................   1350        175,000       3.
 4. Loans and lease financing receivables:
                                                                        ------------------------
    a. Loans and leases, net of unearned income (from Schedule RC-C)     RCFD 2122       705,370                             4.a.
    b. LESS:  Allowance for loan and lease losses.....................   RCFD 3123        32,054                             4.b.
    c. LESS:  Allocated transfer risk reserve.........................   RCFD 3128             0                             4.c.
                                                                        ------------------------
    d. Loans and leases, net of unearned income
       allowance, and reserve (item 4.a minus 4.b and 4.c)......................................   2125        673,315       4.d.
 5. Trading assets (from Schedule RC-D).........................................................   3545          2,688       5.
 6. Premises and fixed assets (including capitalized leases)....................................   2146          1,990       6.
 7. Other real estate owned (from Schedule RC-M)................................................   2150              0       7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)....   2130              0       8.
 9. Customers' liability to this bank on acceptances outstanding................................   2155              0       9.
10. Intangible assets (from Schedule RC-M)......................................................   2143            403      10.
11. Other assets (from Schedule RC-F)...........................................................   2160         14,528      11.
12. Total assets (sum of items 1 through 11)....................................................   2170      1,046,586      12.

___________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   THE FUJI BANK AND TRUST COMPANY                                             Call Date:   6/30/98   FFISC 031
Address:               TWO WORLD TRADE CENTER, 79TH-82ND FL                                                               Page RC-2
City, State Zip:       NEW YORK, NY 10048-0042                                                            Printed  7/29/98 at 14:49
FDIC Certificate No.:  2 1 8 4 3
SCHEDULE RC--CONTINUED

                                                                                                         -----------------------
                                                                     Dollar Amounts in Thousands               Bil Mil Thou
---------------------------------------------------------------------------------------------- ------------------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from schedule RC-E,
       Part I).............................................................................    RCON 2200      162,135       13.a.
                                                                     ----------------------
       (1) Noninterest-bearing(1)..................................  RCON 6631      141,647                                 13.a.(1)
       (2) Interest-bearing........................................  RCON 6636       20,488                                 13.a.(2)
                                                                     ----------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II).............................................................    RCFN 2200      318,433       13.b.
                                                                     ----------------------
       (1) Noninterest-bearing.....................................  RCFN 6631        1,475                                 13.b.(1)
       (2) Interest-bearing........................................  RCFN 6636      316,938                                 13.b.(2)
                                                                     ----------------------
14. Federal funds purchased and securities sold under agreements to repurchase.............    RCFD 2800            0       14.
15. a. Demand notes issued to the U.S. Treasury............................................    RCON 2840            0       15.a.
    b. Trading liabilities (from Schedule RC-D)............................................    RCFD 3548        2,589       15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less.......................................    RCFD 2332       87,198       16.a.
    b. With a remaining maturity of more than one year through three years.................    RCFD A547       10,617       16.b
    c. With a remaining maturity of more than three years..................................    RCFD A548      139,419       16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding...............................    RCFD 2920            0       18.
19. Subordinated notes and debentures(2)...................................................    RCFD 3200       43,500       19.
20. Other liabilities (from Schedule RC-G).................................................    RCFD 2930       21,436       20.
21. Total liabilities (sum of items 13 through 20).........................................    RCFD 2948      785,327       21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..........................................    RCFD 3838            0       23.
24. Common stock...........................................................................    RCFD 3230       98,474       24.
25. Surplus (exclude all surplus related to preferred stock)...............................    RCFD 3839      153,975       25.
26. a. Undivided profits and capital reserves..............................................    RCFD 3632       12,465       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities..............    RCFD 8434           (7)      26.b.
27. Cumulative foreign currency translation adjustments....................................    RCFD 3284       (3,648)      27.
28. Total equity capital (sum of items 23 through 27)......................................    RCFD 3210      261,259       28.
29. Total liabilities and equity capital (sum of items 21 and 28)..........................    RCFD 3300    1,046,586       29
                                                                                               ------------------------
Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITIONS.
 1. Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                                  Number
                                                                                                     -----------------
    bank by independent external auditors as of any date during 1997...............................    RCFD 6724  N/A       M.1
                                                                                                     -----------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

_________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

                                      12